THOMPSON COBURN LLP
                                One US Bank Plaza
                               St. Louis, MO 63101
                                 (314) 552-6295



October 28, 2004




Re: Runkel Funds, Inc.; SEC File Nos. 811-21070 and 333-86196
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Dear :

     Runkel Funds, Inc. is an open-end management investment company registered under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended ("Securities Act"). We understand that Runkel Funds, on behalf of its initial series, Runkel Value Fund (the "Fund"), is about to file post-effective amendment number 2 to its registration statement pursuant to Rule 485(b) under the Securities Act.

     We have, as legal counsel, reviewed the above-referenced post-effective amendment, and, pursuant to paragraph (b)(4) under Rule 485 of the Securities Act, represent that this post-effective amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

     We hereby consent to this opinion accompanying the post-effective amendment number 2 to the registration statement which the Fund herein files with the Securities and Exchange Commission.


                                        Very truly yours,


                                        /S/ THOMPSON COBURN LLP
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                                        THOMPSON COBURN LLP